Exhibit 10.45

FIRST AMENDMENT TO

FINANCING AGREEMENT

This FIRST AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of August 13, 2004, is entered into by and between SPECIALTY LABORATORIES, INC., a California corporation (“Company”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (“CIT”).

RECITALS

A.            Company and CIT previously entered into that certain Financing Agreement dated as of September 24, 2003 (the “Financing Agreement”), pursuant to which CIT provides loans and other financial accommodations to Company from time to time.

B.            Company and CIT wish to amend certain terms of the Financing Agreement.

C.            Company and CIT are willing to agree to such amendments to the Financing Agreement on the terms and subject to the conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

1.             Definitions.  Capitalized terms used herein and not otherwise defined herein, shall have the respective meanings set forth in the Financing Agreement.

2.             Amendments.

a.             The definition of “Letter of Credit Sub-Line” as set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Letter of Credit  Sub-Line  shall mean the commitment of CIT to assist the Company in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of up to Ten Million, One Hundred Thousand Dollars ($10,100,000).”

b.             The first sentence of Section 8.2 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“If the average of the net balances owing by the Company to CIT in the Revolving Loan Account at the close of each day during any month is less than Five Million Dollars ($5,000,000), CIT shall charge Company a fee equal to interest (applying the Chase Bank Rate plus the applicable margin in accordance with this Financing Agreement) on the amount of such difference, provided however, so long as the aggregate undrawn amount of outstanding Letters of Credit is equal to or exceeds the amount of Nine Million Dollars

($9,000,000) at all times during any month, CIT will not charge Company such fee for such month.”

3.             Conditions to Effectiveness.  The foregoing amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Amendment Effective Date”):

(a)           CIT shall have received this Amendment, duly executed and delivered by the Company on or prior to August 31, 2004.

(b)           Each of the representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

(c)           No Event of Default shall have occurred and be continuing or be existing.

4.             Representations and Warranties.  In order to induce CIT to enter into this Amendment and to amend the Financing Agreement in the manner provided in this Amendment, Company represents and warrants to CIT as of the Amendment Effective Date as follows:

(a)           Power and Authority.  Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Financing Agreement as amended by this Amendment.

(b)           Authorization of Agreements.  The execution and delivery of this Amendment by Company and the performance by Company of the Financing Agreement, as amended hereby, have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by Company.

(c)           Representations and Warranties in the Financing Agreement. Company confirms that as of the Amendment Effective Date, the representations and warranties contained in Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Event of Default has occurred and is continuing.

5.             Miscellaneous.

(a)           Reference to and Effect on the Existing Financing Agreement.

(i)            Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Financing

Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(ii)           The execution and delivery of this Amendment and performance of the Financing Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of CIT under, the Financing Agreement or any agreement or document executed in connection therewith.

(iii)          Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(b)           Fees and Expenses.  The Company acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8 of the Financing Agreement.

(c)           Headings.  Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be 5deemed an original but all of which together shall constitute one and the same instrument.

(e)           Governing Law.  This Amendment shall be governed by and construed according to the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SPECIALTY LABORATORIES, INC.
a California corporation

By:	/s/ Nicholas Simmons
Name:	Nicholas Simmons
Title:	V.P. and General Counsel

THE CIT GROUP/BUSINESS
CREDIT, INC.,
a New York corporation

By:	/s/ Donald Caskey
Name:	Donald Caskey
Title:	V.P.